Pricing Agreement

July 11, 2012

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629

J.P. Morgan Securities LLC
383 Madison Avenue, Floor 31
New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith Incorporated
NY1-100-04-01
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

SLM Funding LLC, a Delaware limited liability company (the “Company”), and SLM Education Credit Finance Corporation, a Delaware corporation (“SLM ECFC”), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated July 9, 2012 (the “Underwriting Agreement”), between the Company, SLM ECFC and SLM Corporation, on the one hand, and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, with respect to the Designated Securities in Schedule I hereto, on the other hand, that the Company, (i) having caused the formation of the trust (the “Trust”) pursuant to a trust agreement, dated as of June 4, 2012 (the “Initial Trust Agreement”), between the Company, Deutsche Bank Trust Company Delaware, as Delaware Trustee (the “Delaware Trustee”) and Deutsche Bank Trust Company Americas, as eligible lender trustee, (the “Eligible Lender Trustee”) will cause the Initial Trust Agreement to be amended and restated by an Amended and Restated Trust Agreement, dated as of the Time of Delivery, among the Company, the Delaware Trustee, the Eligible Lender Trustee and the Indenture Trustee (defined below) and (ii) will issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Student Loan-Backed Notes (the “Notes”) specified in Schedule II hereto (the “Designated Securities”).  The Notes will be issued and secured pursuant to the Indenture, dated as of July 19, 2012 (the “Indenture”), among the Trust, the Eligible Lender Trustee and Deutsche Bank National Trust Company, as trustee (the “Indenture Trustee”).

Except as modified pursuant to Schedule II hereto, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus, the Pre-Pricing Disclosure Package and the Final Ratings FWP in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus, the Pre-Pricing Disclosure Package and the Final Ratings FWP, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus, the Pre-Pricing Disclosure Package and the Final Ratings FWP, as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement.  Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you.  Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form to be delivered to you is proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in Schedule II.

During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including the Time of Delivery, the Company agrees, and SLM ECFC agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell or contract to sell, or otherwise dispose of, securities substantially similar to the Designated Securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, Student Loans, without the prior written consent of the Representatives.

Each Underwriter represents and agrees that:

(a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and it has not offered or sold and will not offer or sell the Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect acquire, hold, manage or dispose of investments (as principal or agent) for purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”);

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of Section 21 of the FSMA, received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company, SLM ECFC and SLM Corporation.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, SLM ECFC and SLM Corporation for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours, SLM Funding LLC By: /s/ Mark D. Rein Name: Mark D. Rein Title: Vice President SLM Education Credit Finance Corporation By: /s/ Mark D. Rein Name: Mark D. Rein Title: Vice President
Accepted and agreed with respect to Sections 2(h), 5(g), 6(b), 9, 11, 12 and 14 of this Agreement:
SLM Corporation By: /s/ Stephen O’Connell Name: Stephen O’Connell Title: Senior Vice President

Accepted as of the date hereof:

CREDIT SUISSE SECURITIES (USA) LLC

By: /s/ John Slonieski
       Name:   John Slonieski
       Title:      Managing Director

J.P. MORGAN SECURITIES LLC

By: /s/ Benjamin M. Darnaby
       Name:   Benjamin M. Darnaby
       Title:      Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: /s/ Benjamin A. Merrill
       Name:   Benjamin A. Merrill
       Title:      Director

SCHEDULE I

Amount of Designated Securities to be Purchased

Underwriters	Class A-1	Class A-2	Class A-3	Class B
Credit Suisse Securities (USA) LLC	$84,000,000	$108,000,000	$172,500,000	$11,040,000
J.P. Morgan Securities LLC	112,000,000	144,000,000	230,000,000	14,720,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	84,000,000	108,000,000	172,500,000	11,040,000
Total	$280,000,000	$360,000,000	$575,000,000	$36,800,000

SCHEDULE I-1

SCHEDULE II

Title of each Class of Designated Securities:
    Floating Rate Class A-1 Student Loan-Backed Notes
       (for purposes of this Schedule II, “Class A-1”)
    Floating Rate Class A-2 Student Loan-Backed Notes
         (for purposes of this Schedule II, “Class A-2”)
      Floating Rate Class A-3 Student Loan-Backed Notes
       (for purposes of this Schedule II, “Class A-3”)
    Floating Rate Class B Student Loan-Backed Notes
       (for purposes of this Schedule II, “Class B”)

Aggregate principal amount of each Class:
    Class A-1: $280,000,000
    Class A-2: $360,000,000
    Class A-3: $575,000,000
    Class B: $  36,800,000

Price to Public of each Class:
    Class A-1: 100.00000%
    Class A-2:   99.83454%
    Class A-3: 100.00000%
    Class B:   77.00000%

Purchase Price by Underwriters of each Class:

    Class A-1:   99.87000%
    Class A-2:   99.68454%
    Class A-3:   99.80000%
    Class B:   76.75000%

Specified Funds for Payment of Purchase Price:   Immediately Available Funds

Indenture:     Indenture, dated as of July 19, 2012, among Deutsche Bank National Trust Company, as Indenture Trustee, the SLM Student Loan Trust 2012-5, and Deutsche Bank Trust Company Americas, as Eligible Lender Trustee.

Maturity:
    Class A-1: November 25, 2016
    Class A-2: June 25, 2019
    Class A-3: March 25, 2026
    Class B: January 25, 2046

SCHEDULE II-1

Interest Rate:

    Class A-1: 2/3 month LIBOR*  plus 0.20%
    Class A-2: 2/3 month LIBOR*  plus 0.30%
    Class A-3: 2/3 month LIBOR*  plus 0.80%
    Class B: 2/3 month LIBOR*  plus 1.00%

  *  As to initial Accrual Period; thereafter, One-month LIBOR.

Form of Designated Securities:   Book-Entry (DTC, Clearstream, Luxembourg and/or Euroclear)

Time of Delivery:   July 19, 2012

Closing location for delivery of Designated Securities:

Sallie Mae, Inc.
2001 Edmund Halley Drive
Reston, Virginia 20191

Names and addresses of Representatives:

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629
Attention:  John Slonieski

J.P. Morgan Securities LLC
383 Madison Avenue, Floor 31
New York, New York 10179
Attention:  Eric Wiedelman

Merrill Lynch, Pierce, Fenner & Smith Incorporated
NY1-100-04-01
One Bryant Park
New York, New York 10036
Attention:  Benjamin Merrill

SCHEDULE II-2